UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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National Presto Industries, Inc.

(Name of Registrant as Specified In Its Charter)

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National Presto Industries, Inc.
Eau Claire, Wisconsin 54703
March 31, 2006

Dear Shareholder:

        Enclosed with this letter you will find the notice of our Annual Meeting of Stockholders, which will be held at our offices in Eau Claire on May 16, 2006.

        We sincerely hope that you will be able to be present to meet the management of your Company, see the new products that will be displayed at the meeting, and approve the two resolutions. If, however, you find that you are unable to attend the meeting in person, we urge that you participate by voting your stock by proxy. You may cast your vote by signing and returning the enclosed proxy card.

        On March 29, 2006, we mailed you our annual report for 2005, which contained a description of our business and also included audited financial statements for that year. If you did not receive a copy of the 2005 annual report, you may do so by contacting the Secretary of the Company at 715-839-2119. Enclosed with this letter is a proxy statement which contains information regarding the annual meeting and the business to be conducted thereat.

        We are always pleased to hear from our shareholders, and if you cannot be present in person at the meeting, we would be happy to have your letters expressing your viewpoints on our products and businesses or to answer any questions that you might have regarding your Company.

Chair of the Board and President

NATIONAL PRESTO INDUSTRIES, INC.
3925 North Hastings Way
Eau Claire, Wisconsin 54703

Notice of Annual Meeting of Stockholders

TO THE STOCKHOLDERS OF NATIONAL PRESTO INDUSTRIES, INC.:

        The Annual Meeting of Stockholders of National Presto Industries, Inc., will be held at the offices of the Company, 3925 North Hastings Way, Eau Claire, Wisconsin 54703, on Tuesday, May 16, 2006, at 2:00 p.m. (CDT), for the following purposes:

(1)	to elect one director for a three year term ending in 2009 and until her successor is elected,

(2)	to authorize the Board of Directors and officers of the Company to enter into any transaction, or series of transactions, the effect of which might be deemed under Section 13 of the Investment Company Act of 1940 to “...change the nature of its business so as to cease to be an investment company”[1], and

(3)	to transact such other business as may properly come before the meeting.

        Stockholders of record at the close of business on March 8, 2006, will be entitled to vote at the meeting and any adjournment thereof.

James F. Bartl
Secretary

March 31, 2006

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS. PLEASE USE THE ENCLOSED ENVELOPE IN RETURNING YOUR PROXY.

[1]

The language of the proposal is that dictated by statute. It is thus not a request to change the nature of the business, but merely an authorization to continue to administer and nurture its operating businesses. Nor is it an admission that the Company was or is an investment company.

NATIONAL PRESTO INDUSTRIES, INC.
3925 North Hastings Way
Eau Claire, WI 54703

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2006

        The accompanying proxy is solicited by the Board of Directors of National Presto Industries, Inc. (the “Company”), for use at the Annual Meeting of Stockholders to be held at 3925 North Hastings Way, Eau Claire, Wisconsin 54703 on May 16, 2006 at 2:00 p.m. (CDT) (the “Annual Meeting”), and any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting and at any adjournment thereof. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting of a stockholder who has signed a proxy does not alone revoke that proxy; the proxy may be revoked by returning a later dated proxy, giving written notice to the Secretary of the Company, or attending the Annual Meeting and voting in person.

        At the Annual Meeting stockholders will be asked:

(1)	to elect one director for a three year term ending in 2009 and until her successor is elected,

(2)	to authorize the Board of Directors and officers of the Company to enter into any transaction, or series of transactions, the effect of which might be deemed under Section 13 of the Investment Company Act of 1940 to, “...change the nature of its business so as to cease to be an investment company”[1], and

(3)	to transact such other business as may properly come before the meeting.

        Only stockholders of record as of the close of business on March 8, 2006, will be entitled to vote at the Annual Meeting. The presence in person or by proxy of holders of a majority of the shares of stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. Abstentions and proxies submitted by brokers who do not have authority to vote on certain matters will be considered “present” at the Annual Meeting for purposes of determining a quorum. The approximate date on which this proxy statement and form of proxy were first mailed to stockholders is March 31, 2006.

        Directors are elected by a plurality of the votes cast, which means the individual receiving the largest number of votes will be elected a director as chosen in the election. Therefore, shares voted as “withhold authority to vote” will have no effect on the election of the director. The vote required on proposal (2) above is described at page 13.

[1]

The language of the proposal is that dictated by statute. It is thus not a request to change the nature of the business, but merely an authorization to continue to administer and nurture its operating businesses. Nor is it an admission that the Company was or is an investment company.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        The Company has outstanding only common stock of which 6,828,095 shares were outstanding and entitled to vote as of the close of business on the record date, March 8, 2006. Each of the 6,828,095 outstanding shares of common stock is entitled to one vote and there is no cumulative voting.

        The following table sets forth information provided to the Company as to beneficial ownership of the Company’s common stock as of the record date by (i) the only shareholders known to the Company to hold 5% or more of such stock, (ii) each of the directors and executives of the Company named in the Summary Compensation Table, and (iii) all directors and officers as a group. Unless otherwise indicated, all shares represent sole voting and investment power.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock
Maryjo Cohen	2,062,021	(1)(2)	30.2%
3925 N. Hastings Way
Eau Claire, WI 54703

Melvin S. Cohen	391,014	(1)(3)	5.7%
3925 N. Hastings Way
Eau Claire, WI 54703

Dimensional Fund Advisors, Inc.	395,908	(4)	5.8%
1299 Ocean Avenue
Santa Monica, CA 90401

Royce & Associates, LLC	835,900	(5)	12.2%
1414 Avenue of the Americas
New York, NY 10019

James F. Bartl	16,532		—	(6)
Donald E. Hoeschen	1,264		—	(6)
Randy F. Lieble	1,532		—	(6)
Lawrence J. Tienor	837		—	(6)
Joseph G. Steinessen	—		—
Richard N. Cardozo	—		—
Patrick J. Quinn	200		—	(6)
All officers and directors as a	2,083,478	(7)	30.5%
group (9 persons)

(1)

Includes 102,175 shares owned by the L.E. Phillips Family Foundation, Inc. (the “Phillips Foundation”), a private charitable foundation of which the named person is an officer and/or director and as such exercises shared voting and investment powers.

(2)

Includes 1,669,664 shares held in a voting trust described in the section below captioned “Voting Trust Agreement,” for which Ms. Cohen has sole voting power, and 288,839 shares owned by private charitable foundations (other than the Phillips Foundation) of which Ms. Cohen is a co-trustee, officer, or director, and as such exercises shared voting and investment powers.

(3)

Includes 288,839 shares owned by charitable trusts and private charitable foundations (other than the Phillips Foundation) of which Mr. Cohen is co-trustee, officer, or director, and as such exercises shared voting and investment powers. Does not include shares held in a voting trust described in the section below captioned “Voting Trust Agreement,” for which Mr. Cohen holds voting trust certificates. Pursuant to the voting trust, Mr. Cohen does not have the power to vote or dispose of such shares.

(4)

Based on February 2006 Schedule 13-G filing with the Securities and Exchange Commission, Dimensional Fund Advisors, Inc. held sole voting and dispositive power for all of its beneficially owned shares,

(5)	Based on January 2006 Schedule 13-G filing with the Securities and Exchange Commission, Royce & Associates, LLC held sole voting and dispositive power for all of its beneficially owned shares.
(6)	Represents less than 1% of the outstanding shares of common stock of the Company.
(7)

Includes options for 250 shares currently exercisable by Donald E. Hoeschen and 250 shares currently exercisable by another officer of the Company under the National Presto Industries, Inc. 1988 Stock Option Plan.

        The information contained in the foregoing footnotes is for explanatory purposes only, and the persons named in the foregoing table disclaim beneficial ownership of shares owned or held in trust for any other person, including family members, trusts, or other entities with which they may be associated. Stock ownership information contained in this Proxy Statement was obtained from the Company’s shareholder records, filings with governmental authorities, or from the named directors and officers.

Section 16 (a) Beneficial Ownership Reporting Compliance

        Based upon a review of Forms 3, 4 and 5 and any amendments thereto pursuant to Section 16 of the Securities and Exchange Act of 1934, the Company believes all such forms were filed on a timely basis by reporting persons during the fiscal year ended December 31, 2005.

Voting Trust Agreement

        The first two individual beneficial owners listed in the foregoing table, and eight other persons comprising extended family members and related trusts, have entered into a voting trust agreement with respect to the voting of an aggregate of 1,669,664 shares of common stock of the Company. The voting trust agreement will terminate on December 4, 2009, unless sooner terminated by the voting trustee or unanimous written consent of all the parties to the voting trust agreement, or unless extended by unanimous written consent by all parties to the agreement. The voting trustee under the agreement is Maryjo Cohen. Under the agreement, the voting trustee exercises all rights to vote the shares subject to the voting trust with respect to all matters presented for shareholder action.

NOMINEES AND DIRECTORS

        One director is to be elected at the Annual Meeting for a term of three years. The Restated Articles of Incorporation as amended and the Bylaws of the Company currently provide for five directors, divided into three classes with two classes of two directors and one class of one director and the term of office of one class expiring each year. At each Annual Meeting, successors of the class whose term of office expires in that year are elected for a three-year term. The nominee who receives the highest number of votes will be elected director of the Company for the three-year term commencing at the Annual Meeting. Upon recommendation of the Nominating/Corporate Governance Committee, the Board of Directors propose as the nominee Maryjo Cohen, Chair of the Board, President and Chief Executive Officer of the Company, whose term expires at the meeting. Each of the directors, except Ms. Cohen and Mr. Bartl, has been determined by the Board of Directors to qualify as an “independent director” as defined by the rules of the New York Stock Exchange. In addition, the Board has determined that Messrs. Cardozo, Quinn and Stienessen do not have a material relationship with the Company, other than as a Director.

        Unless otherwise directed, the proxies solicited by the Board of Directors will be voted for the election of the director nominee named above. The Company believes that the nominee named above will be able to serve; but should the nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board may propose.

INFORMATION CONCERNING DIRECTORS AND NOMINEE

The following table provides information as to the directors and nominee of the Company.

Director	Age	Principal Occupation; Business Experience Past 5 Years	Director Since	Director’s Term To Expire
Maryjo Cohen*	53	Chair of the Board, President and Chief Executive Officer of the Company	1988	2006

Richard N. Cardozo	70	Professor Emeritus, Carlson School of Management, University of Minnesota; Senior Scholar, Florida International University	1998	2007

Patrick J. Quinn	56	Chairman and President, Ayres Associates, an engineering firm	2001	2007

James F. Bartl	65	Senior Vice President and Secretary of the Company; prior to January 1, 2005, Executive Vice President	1995	2008

Joseph G. Stienessen	61	Principal with Larson, Allen, Weishair and Company, LLP, an accounting firm; prior to November 2003, CPA and Managing Partner of Stienessen, Schlegel and Company, LLC	2005	2008

*Nominee
        The Board of Directors recommends that shareholders vote “FOR” the nominee listed.

Vote Required and Other Information

        The affirmative vote of the holders of a plurality of the shares of the common stock of the Company represented at the Annual Meeting in person or by proxy is required for the election of the above nominee. Proxies solicited herewith will be voted in accordance with instructions given. When specific instructions are not given, such proxies will be voted “FOR” the election of the above nominee.

        During 2005 there were six Board of Directors meetings. Each of the Directors attended all of the meetings of the Board of Directors and all meetings of committees on which that Director served. All Directors attended the 2005 Annual Meeting. The attendance policy for members of the Board of Directors may be reviewed in the corporate governance section of the Company’s website located at www.gopresto.com. Directors of the Company, other than those who are also executive officers, currently receive annual compensation of $25,000. This amount includes $1,000 for each Board meeting and $500 for each Committee meeting attended. Executive officers are not compensated for services as Board members.

        The Company has Audit, Compensation, and Nominating/Corporate Governance Committees consisting of Messrs. Cardozo, Quinn, and Stienessen, each an “independent director” as defined by the rules of the New York Stock Exchange. See the “Audit Committee Report” for a description of the functions performed by the Audit Committee. During 2005, the Audit Committee held five meetings. Mr. Stienessen has been designated as the Audit Committee Financial Expert. The Compensation and Nominating/Corporate Governance Committees had one meeting in 2005.

        The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to executive compensation and other executive compensation matters, including review of the succession plans for the chief executive officer and other senior executives. Activities of the Compensation Committee shall be consistent with the Company’s overall direction and purpose regarding executive compensation as set forth in its charter. See also “Compensation Committee and Board Report on Executive Compensation” for a further description of the functions performed by the Compensation Committee. The purpose of the Nominating/Corporate Governance Committee is to identify individuals qualified to become Board members in accordance with the criteria described below, and to take such other action consistent with provisions in its charter. The Nominating/Corporate Governance Committee is also responsible for advising the Board on corporate governance matters, which include developing and recommending to the Board corporate governance principles, overseeing the self evaluation process for the Board and its committees, and such other functions as set forth in its charter.

        Charters of the Nominating/Corporate Governance, Compensation, and Audit Committees; the Corporate Governance Guidelines; and the Corporate Code of Conduct are set forth in the Corporate Governance section of the Company’s website located at www.gopresto.com, and are available in print upon request.

        The Company’s Board of Directors has established a process whereby shareholders may send communications to the Board of Directors, as well as to the presiding Director (Mr. Cardozo) of executive sessions attended by only non-management Directors. The manner in which shareholders can send communications to the Board is set forth in the corporate governance section of the Company’s website located at www.gopresto.com.

        In identifying prospective director candidates, the Nominating/Corporate Governance Committee (herein the “Nominating Committee”) considers its personal contacts, recommendations from shareholders, and recommendations from business and professional sources, but does not pay a fee to any third party. The Nominating Committee’s policy is to consider qualified candidates for positions on the Board recommended in writing by shareholders. Shareholders wishing to recommend candidates for Board membership should submit the recommendations in writing to the Secretary of the Company at least ninety (90) days prior to May 15, 2007, with the submitting shareholder’s name and address and pertinent information about the proposed nominee similar to that set forth for the nominee named herein. When evaluating the qualifications of potential new Directors, or the continued service of existing Directors, the Nominating Committee considers a variety of criteria, including the individual’s reputation for honesty and integrity; respect from leaders and the general citizenry in the community in which the individual resides; the individual’s knowledge of business principles and intellectual capacity to quickly grasp and understand the intricacies of the Company’s businesses; attainment of official status with a leading company, agency, educational institution, or other form of enterprise; accessibility geographically and otherwise for meetings; specialized skills or expertise; diversity of background; independence; financial expertise; freedom from conflicts of interest; ability to understand the role of a Director; and ability to fully perform the duties of a Director. While candidates recommended by shareholders will generally be considered in the same manner as any other candidate, special consideration will be given to existing Directors desiring to stand for re-election given their history of service and their knowledge of the Company, as well as the Board’s knowledge of their level of contribution resulting from such service. Shareholders wishing to recommend for nomination or nominate a Director should contact the Company’s Secretary for a copy of the relevant procedure for submitting nominations and a full delineation of the criteria considered by the Nominating Committee when evaluating potential new Directors or the continued service of existing Directors.

Audit Committee Report

        Members of the Audit Committee are independent as defined by the rules of the New York Stock Exchange and the Board of Directors has determined that no member has a relationship to the Company that may interfere with the exercise of their independence from management of the Company. It is the purpose of the Audit Committee to assist the Board of Directors in fulfilling its oversight responsibilities relating to: (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors. Committee members have conducted an open and comprehensive dialogue with the Company’s auditors regarding the 2005 year-end audited financial statements and have reviewed and discussed those statements with management.

        The Audit Committee members reviewed, discussed and ratified the nature and the extent of the services to be provided by Grant Thornton LLP, including services rendered in 2005, the costs and fees for such services, and the effect of such fee arrangements on the independence of the auditors. The Committee has also discussed with the auditors matters related to SAS 61, received written disclosures from the auditors required by ISB Standard No. 1, and discussed with the auditors their independence. As a consequence of its evaluation and review, the Committee recommended to the full Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the 2005 calendar year based upon the aforementioned review and discussion.

        Submitted by members of the Audit Committee:

        Joseph G. Stienessen           Richard N. Cardozo           Patrick J. Quinn

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

        The following table provides certain summary information concerning annual compensation for the Company’s chief executive officer and each of the four highest paid executive officers whose salary exceeded $100,000 for the fiscal year ended December 31, 2005.

SUMMARY COMPENSATION/PENSION ACCRUED BENEFIT TABLE

		Annual Compensation
Name and Principal Position	Year	Salary		Bonus(1)	All Other Compensation(2)
Maryjo Cohen	2005	$299,000		$-0-	$17,840
Chair of the Board, President,	2004	64,000		225,000	149,675
Chief Executive Officer and Director	2003	64,000		216,000	4,000

James F. Bartl	2005	$133,500	(3)	$-0-	$14,700
Senior Vice President, Secretary,	2004	44,600		213,400	344,680
and Director	2003	44,600		204,400	4,000

Donald E. Hoeschen	2005	$194,870		$-0-	$15,229
Vice President-Sales	2004	41,370		147,500	221,545
	2003	41,370		141,500	3,657

Randy F. Lieble	2005	$185,000		$-0-	$15,575
Vice President, Treasurer	2004	40,000		120,000	140,575
and Chief Financial Officer	2003	40,000		105,000	2,900

Lawrence J. Tienor	2005	$146,500		$-0-	$14,403
Vice President-Engineering	2004	37,790		98,710	213,680
	2003	37,790		92,210	2,629

(1)	Effective January 1, 2005, the amount identified in the table below as bonus compensation for prior years was consolidated into salary compensation.

(2)

The amounts shown in this column are matching contributions made by the Company to the individual’s 401(k) retirement plan account. Amounts for 2004 also include the accrued benefit paid October 1, 2004, as a result of terminating the Company’s defined benefit plan as of December 31, 2003. Beginning as of January 1, 2004, the Company increased its annual contribution to the 401(k) plan as a result of terminating the defined benefit plan.

(3)

Effective January 1, 2005, pursuant to previous planning, Mr. Bartl relinquished his responsibilities as Executive Vice President and began working a reduced work schedule with an appropriate adjustment in his compensation.

AGGREGATE OPTION EXERCISE
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At Fiscal Year-End (#)	Value of Unexercised In-The-Money Options At Fiscal Year-End ($)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Donald E. Hoeschen	-0-	-0-	250 / 250	1,868.75 / 1,868.75

Randy F. Lieble	250	650	0 / 0	0 / 0

Compensation Committee Interlocks and Insider Participation

        As described below in the report on executive compensation, the Compensation Committee determines the compensation of the chief executive officer and makes recommendations to the Board with respect to the compensation of the other executive officers of the Company, including those listed in the above Summary Compensation Table. Board members Ms. Cohen and Mr. Bartl do not participate in decisions regarding their own compensation.

        Executive officers of the Company, including Ms. Cohen and Mr. Bartl, also serve as directors and executive officers of the Company’s subsidiaries.

Compensation Committee and Board Report on Executive Compensation

        The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to executive compensation and other executive officer matters. The Committee is specifically charged with the authority to determine the compensation of the chief executive officer and also makes recommendations to the Board with respect to the compensation of the other executive officers of the company. A more complete description of the Committee’s functions and responsibilities are set forth in its written charter, which can be accessed through the Company’s website at www.gopresto.com.

        Historically, salaries for the Company’s executive officers have been maintained at a level that is considered to be below salaries for executives of comparable companies. That provided a more conservative approach to base compensation if the Company experienced significant adverse operating results that the Board of Directors, at the direction and recommendation of the Compensation Committee, believed should have resulted in a reduction in total compensation. Salaries were supplemented by amounts characterized as bonus compensation, which were paid in cash as described in the above Summary Compensation Table. The Compensation Committee and the Board considered, however, salaries and bonuses together to determine if total compensation, irrespective of how characterized, was reasonably related to the services provided. As of January 1, 2005, the amount characterized as bonus compensation was consolidated into the salary payments.

        The Company historically and the Compensation Committee through the present time, have not relied upon stock incentives as a principal part of the compensation program for executive officers. However in the past, the Company has made available stock purchase arrangements for executive officers. The last such arrangement for any of the executive officers named in the foregoing table was in 1997.

        The Compensation Committee and the Board believe that the total salary and (prior to 2005) bonus compensation paid to executive officers is appropriate in relationship to the size and nature of the Company’s business, total compensation of other executives of similar businesses, the longevity of such officers’ service with the Company, the limited number of senior executives employed by the Company, and the results that have been achieved by its management group (the amounts previously characterized as bonus compensation have not been based upon a percentage or other formula utilizing revenues, income, or other financial data or measures of Company performance as predicates). As of this time, no compensation or other consultant has been retained by the Compensation Committee or the Board to evaluate executive compensation. Consideration is given, however, to data generally made available on executive compensation by such organizations.

        The basis for the compensation of Ms. Cohen as Chair of the Board, President and Chief Executive Officer is determined by the Compensation Committee in a manner similar to determining the compensation for the other executive officers. In establishing Ms. Cohen’s compensation, the Compensation Committee considerated her demonstrated competence over many years, the scope of responsibilities assumed, and her expertise in a variety of significant niches within the business. No specific weight was assigned to any one or more of these factors in determining her total compensation.

        Section 162(m) of the Internal Revenue Code imposes an annual deduction limitation of $1.0 million on the compensation of certain executive officers of publicly held companies. The Compensation Committee and the Board do not believe that the Section 162(m) limitation will materially affect the Company in the near future based on the level of the compensation of the executive officers. If the limitation would otherwise apply, the Compensation Committee in cooperation with the Board of Directors could defer payment of a portion of the compensation to remain under the $1.0 million annual deduction limitation.

Submitted by the Company’s Compensation Committee and the Board of Directors:

Richard N. Cardozo	Maryjo Cohen
Patrick J. Quinn	James F. Bartl
Joseph G. Stienessen

Performance Graph

        The performance graph compares cumulative five-year shareholder returns on an indexed basis with the Standard and Poor’s 500 Composite Index (the “S&P 500 Index”) and a Peer Group comprised of small appliance industry competitors (the “Peer Group”). The companies comprising the Peer Group are set forth at the bottom of this page. The performance graph is not necessarily indicative of future performance.

FIVE-YEAR TOTAL RETURN COMPARISON OF
NATIONAL PRESTO, S&P 500 INDEX, AND PEER GROUP

National Presto Industries, Inc.
S&P 500 Index
Peer Group
DOLLARS
175
150
125
100
75
50
25
0
2000
2001
2002
2003
2004
2005

| | December 31, | | | | | |
|---|---|---|---|---|---|---|
| | **2000** | **2001** | **2002** | **2003** | **2004** | **2005** |
| National Presto Industries, Inc. | 100.0 | 96.51 | 105.59 | 134.29 | 174.15 | 176.52 |
| S&P 500 Index | 100.0 | 88.11 | 68.64 | 88.33 | 97.94 | 102.75 |
| Peer Group | 100.0 | 120.10 | 63.93 | 92.22 | 58.44 | 17.10 |

Assumes $100 invested on December 31, 2000, in National Presto Industries, Inc. common stock, the S&P 500 Index‚ and the Peer Group. Total return assumes reinvestment of dividends.

Peer Group Companies:   Salton, Inc., and Applica, Inc.

The performance graph above shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 (the “1933 Act”) and Securities Exchange Act of 1934 (the “1934 Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 or 1934 Act.

PROPOSED AUTHORIZATION TO ENTER INTO ANY TRANSACTION OR SERIES OF
TRANSACTIONS, THE EFFECT OF WHICH MIGHT BE DEEMED UNDER SECTION 13
OF THE INVESTMENT COMPANY ACT OF 1940 TO “...CHANGE THE NATURE OF ITS
BUSINESS SO AS TO CEASE TO BE AN INVESTMENT COMPANY”1

Summary of Current Status and Proposed Authorization

        On December 23, 2005, the Company’s request to suspend a federal District Court’s Order requiring it to register as an investment company pending an appeal of that decision was denied. Strictly for the purpose of complying with the Court’s Order and in turn to avoid contempt proceedings and a bar to engaging in interstate commerce, the Company filed a formal investment company registration document with the Securities and Exchange Commission (the “SEC”) on December 27, 2005. As part of the registration, the Company explained that it was filing solely to comply with the Court’s order which it had appealed to the United States Court of Appeals for the Seventh Circuit. It also stated that its filing was inconsistent with the provisions of the Investment Company Act of 1940 (the “Act”) which required that a company meet the definition of an investment company at the time of filing, and indicated that it would be filing shortly an application for deregistration.

        Subsequently, on January 19, 2006, the Company filed a formal Section 8(f) application with the SEC requesting deregistration as an investment company. The SEC has not yet acted on the deregistration application. Historically, the deregistration process is a lengthy one. In the interim, the Company is operating under a cloud of uncertainty. One of the provisions of the Act (Section 13) prohibits a registered investment company until it secures shareholder approval from changing, “... the nature of its business so as to cease to be an investment company.”1 The application of the section to a business like the Company’s is unclear. It is the Company’s view and belief that it did not meet the definition of an investment company at the time that it filed. As a result, although it has not changed the nature of its business, its policies and actions then and now are those of an operating company, not an investment company. On one hand, since there has been no change, one reasonable interpretation is that the provision does not apply. On the other hand, the provision could be read as a mandate for the Company to change the nature of its business, to cease administering and nurturing its operating businesses which provide most of the Company’s income, and instead limit its primary activity to investing. Although the Company does not think such an interpretation is a correct reading of the law, in light of the potential serious ramifications stemming from such an interpretation, the Company believes the prudent course of action is to secure shareholder approval to continue to act as an operating company. Accordingly, the Company is seeking approval by shareholders of a proposal using the language of the statute, which authorizes the Board of Directors and officers to enter into any transaction, or series of transactions, that might have the effect of changing “...the nature of its business so as to cease to be an investment company.”1 Such approval will enable the Company to continue to pursue means to build and increase the ongoing value of the Company’s operating businesses, a course of action which it believes is in the best interests of our shareholders. Consequently, the Board of Directors and management of the Company unanimously recommend that shareholders vote “FOR” the proposed authorization.

[1]

The language of the proposal is that dictated by statute. It is thus not a request to change the nature of the business, but merely an authorization to continue to administer and nurture its operating businesses. Nor is it an admission that the Company was or is an investment company.

Pending Litigation

        The District Court’s December 23, 2005, denial of the Company’s request to suspend its earlier Order stems from the Court’s October 31, 2005, Decision granting the SEC’s pre-trial motion for summary judgment resulting from a July 2002 lawsuit in which the SEC alleged that the Company was an investment company under the Act. This decision has since been appealed by the Company to the United States Court of Appeals for the Seventh Circuit. Both the Company and its counsel believe that the District Court Decision will be reversed on appeal. It is the Company’s view and belief that it is not now and has never been an investment company. Rather, throughout its 100 year history the Company has consistently been, and held itself out as being, an operating Company.

Definition of an “Investment Company”

        The Act defines an Investment Company to include any corporation which (i) is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities or (ii) a corporation that is engaged in the business of investing, reinvesting, owning, holding or trading in securities; owns certain securities that, on an unconsolidated basis, have a value exceeding 40% of the value of its total assets; and is not primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or business other than that of investing, reinvesting, owning, holding or trading in securities. Thus, an investment company is primarily engaged in investing and reinvesting funds in, and acquiring and disposing of, securities and deriving dividends, interest and gain from such securities transactions. An investment company is significantly different from an operating company that focuses on running a business or businesses rather than making passive investments. The Act regulates and restricts a registered investment company, but does not apply to an operating company.

        The Company believes that it has not been and is not now an “investment company” as defined in (i) or (ii) above. The Company is not and does not hold itself out as being primarily engaged in the business of investing, reinvesting, or trading in securities. Instead, it is primarily engaged in running its operating businesses.

The Company’s Operating Businesses

        Since the Company’s creation in 1905, and throughout its 100 year history, including the present time, it has been a designer and marketer of pressure cookers and small household appliances. Through 2002, it also manufactured most of these products. Those products have been marketed nationally and internationally under the PRESTO brand name for more than 65 years. In addition, at various time periods during its century as an operating business, the Company has been engaged in manufacturing defense items for the United States Government and its prime contractors. At the present time its defense activities focus on medium caliber ammunition programs for the Department of the Army and its prime contractors which include the key elements for tactical and training ammunition as well as specialized items, such as, fuzes, firing devices, initiators, load, assemble, pack (LAP) services and cartridge cases. In recent years the Company has also become a manufacturer of absorbent products, producing baby diapers, adult incontinent products, and puppy pads primarily for the private label market. Based on its operations in housewares/small appliances, defense and absorbent products, the Board of Directors and management believe that there is no question that it is an operating company and not an investment company.

Board Recommendation

        For the past one hundred years, the housewares/small appliance business has been the main stay of the Company’s overall profitability. In recent years the defense and absorbent product operations have steadily increased their contributions to the overall corporate revenues. The defense operations have also become an important contributor to bottomline corporate profitability. Accordingly, not only does the housewares/small appliance business, but also the defense and absorbent product segments have the potential to make significant contributions to sales and earnings in the current and future years. To insure that there is no question that the Company is able to continue to administer and nurture these operating businesses, the shareholders are being asked to vote in favor of the proposed authorization. The Board of Directors unanimously recommends that shareholders vote “FOR” the proposed authorization.

Vote Required

The authorization being requested from our shareholders, namely,

to authorize the Board of Directors and officers of the Company to enter into any transaction, or series of transactions, the effect of which might be deemed under Section 13 of the Investment Company Act of 1940 to “...change the nature of its business so as to cease to be an investment company”[1]

requires an affirmative vote of the lesser of (a) 67% of the Company’s outstanding voting securities present at the Meeting, if the holders of more than 50% of the Company’s outstanding voting securities are present in person or represented by proxy, or (b) more than 50% of the Company’s outstanding voting securities.

        Proxies solicited herewith will be voted in accordance with the instructions given. When Specific Instructions are Not Given, Such Proxies Will Be Voted in Favor of the Proposed Authorization.

[1]

The language of the proposal is that dictated by statute. It is thus not a request to change the nature of the business, but merely an authorization to continue to administer and nurture its operating businesses. Nor is it an admission that the Company was or is an investment company.

INDEPENDENT PUBLIC ACCOUNTANTS

        Grant Thornton LLP, Certified Public Accountants, was the independent registered public accounting firm for the Company for the fiscal years ended December 31, 2004 and 2005. It has been selected by the Audit Committee to be the independent registered public accounting firm for the Company during the fiscal year ending December 31, 2006. The Audit Committee meets with representatives of Grant Thornton LLP to review its comments and plans for future audits. It is not anticipated that any representative of such auditing firm will be present at the Annual Meeting of Stockholders.

The following fees have been incurred by the Company:

	Audit Fees(1)	Audit Related Fees(2)	Tax Fees(3)	All Other Fees
Year ended December 31, 2004	$267,000	$11,000	$13,000	$—
Year ended December 31, 2005	$232,000	$32,000	$16,000	$1,000

(1)	Includes audit fee for financial statement audits, 10-Q reviews, Sarbanes-Oxley 404 controls work and related expenses.
(2)	Audit related fees include fees for consultation related to new accounting standards, questions related to SEC matters and other accounting research.
(3)	Tax fees consist of review of Federal and State income tax returns, and advice related to various tax matters.

        Grant Thornton LLP did not provide any financial information, design or implementation services for the Company during fiscal years ended December 31, 2004 and 2005.

        In accordance with the Audit Committee charter, the Committee must review and, in its sole discretion, pre-approve an itemized budget for the independent auditors’ annual engagement letter and all audit, audit-related, tax and other permissible services proposed to be provided by the independent auditor in accordance with the applicable New York Stock Exchange listing standards and United States Securities and Exchange Commission rules, and the fees for such services.

OTHER MATTERS

        The cost of preparing, assembling, and mailing this proxy statement, the notice, and form of proxy will be borne by the Company. The management has made no arrangement to solicit proxies for the meeting other than by use of mail, except that some solicitation may be made by telephone, facsimile, email, or personal calls by officers or regular employees of the Company. The Company will, upon request, reimburse brokers and other persons holding shares for the benefit of others in accordance with the rates approved by the New York Stock Exchange for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of the Company’s stock to give proxies.

        The Board of Directors knows of no other matters to be brought before this Annual Meeting. If other matters should come before the meeting, however, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgement on such matters.

        The Annual Report of the Company for the past fiscal year was mailed to shareholders on March 29, 2006 and contains the Company’s financial statement for the fiscal year ended December 31, 2005. National Presto Industries, Inc. Annual Report and Form 10-K annual report on file with the Securities and Exchange Commission may be obtained, without charge, upon written request to James F. Bartl, Secretary, National Presto Industries, Inc., 3925 North Hastings Way, Eau Claire, Wisconsin 54703, phone number 715-839-2119. Copies of exhibits to Form 10-K may be obtained upon payment to the Company of the reasonable expense incurred in providing such exhibits.

SHAREHOLDER PROPOSALS

        Any proposal intended to be presented for action at the 2007 Annual Meeting of Stockholders of the Company (the “2007 Annual Meeting”) by any stockholder of the Company must be received by the Secretary of the Company at 3925 North Hastings Way, Eau Claire, Wisconsin 54703, not later than December 1, 2006, in order for such proposal to be included in the Company’s proxy statement and proxy relating to the 2007 Annual Meeting. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2007 Annual Meeting any stockholder proposal that does not meet all of the requirements for such inclusion at the time in effect.

        Pursuant to Rules 14a-4 and 14a-5(e) of the Securities and Exchange Commission, as amended, which govern the use by the Company of its discretionary voting authority with respect to certain shareholder proposals, should the Company receive notice after February 16, 2007, of any such stockholder proposal that will be circulated independent of the Company’s proxy statement, the persons named in proxies solicited by the Board of Directors of the Company for its 2007 Annual Meeting may exercise discretionary voting power with respect to any such proposal.

BY ORDER OF THE BOARD OF DIRECTORS
James F. Bartl, Secretary

Notice of
Annual
Meeting
and
Proxy
Statement

Annual Meeting of Stockholders
May 16, 2006

Please sign and return the
enclosed proxy card promptly.

National Presto Industries, Inc.
Eau Claire, Wisconsin 54703

NATIONAL PRESTO INDUSTRIES, INC. Proxy Eau Claire, Wisconsin 54703 Telephone (715) 839-2119
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Maryjo Cohen and James F. Bartl and each of them jointly and severally as proxies, with the power to appoint substitutes, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of National Presto Industries, Inc., held of record by the undersigned on March 8, 2006, at the Annual Meeting of Stockholders to be held on May 16, 2006 and any adjournment thereof.

The Board of Directors recommends a vote “FOR” proposals 1 and 2 below:

1.	ELECTION OF DIRECTOR	FOR the nominee listed below (except as marked to the contrary below) ☐	WITHHOLD authority to vote for the nominee listed below ☐

Maryjo Cohen

2.	Proposal to authorize the Board of Directors and officers of the Company to enter into any transaction, or series of transactions, the effect of which might be deemed under Section 13 of the Investment Company Act of 1940 to “...change the nature of its business so as to cease to be an investment company”[1].

☐ For                     ☐ Against                     ☐ Abstain

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

[1]

The language of the proposal is that dictated by statute. It is thus not a request to change the nature of the business, but merely an authorization to continue to administer and nurture its operating businesses. Nor is it an admission that the Company was or is an investment company.

(Continued, and to be signed, on the other side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” the nominee specified in Item 1 and “FOR” Item 2.

Please sign exactly as name appears below.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED ___________________________________, 2006

Signature_______________________________________
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	Signature if held jointly_____________________________